FOR RELEASE:   July 7, 1997

CONTACT:       Thea Hocker, Corporate Communication
               (717) 592-2314
               tchocker@amp.com

               CONNECTWARE, INC. FILES APPEAL IN IMT ARBITRATION

Richardson, TX, July 7, 1997 -- Connectware, Inc., Richardson, Texas announced that the company filed an appeal with the Texas State Court on July 3, 1997 to reverse a July 1, 1997 decision by an arbitration panel in which IMT, Inc. was awarded $17.7 million regarding Kemma RPS computer monitor screens.

The Connectware appeal claims that the arbitration panel exceeded its powers by granting relief to IMT that was not allowed by the contract between the parties or allowed by law. The arbitration panel's judgment was not unanimous.

Connectware is a wholly owned subsidiary of AMP Incorporated, based in Harrisburg, PA. Connectware focuses on the development of the company's new System 8000 Enterprise ATM switch. IMT is a Dallas-based corporation. The Kemma product is a screen intended to reduce or eliminate magnetic emissions from computer monitors.

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